REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of March 30, 1998, is among EFTC CORPORATION, a Colorado corporation ("Parent"), and the undersigned SHAREHOLDERS (individually a "Shareholder" and together, the "Shareholders") of Parent.

                                    RECITALS

         A. Parent, RM Electronics Acquisition Corporation, a New Hampshire corporation ("Merger Sub"), and RM Electronics, Inc., a New Hampshire corporation d/b/a Personal Electronics, Inc. ("Personal Electronics"), have entered into an Agreement and Plan of Reorganization, dated as of March 30, 1998 (the "Reorganization Agreement"), pursuant to which Merger Sub was merged with and into Personal Electronics and the Shareholders received in consideration therefor, among other things, shares of Common Stock, $.01 par value, of Parent ("Parent Common Stock").

         B. This Agreement is executed and delivered pursuant to Section 8.2(d) of the Reorganization Agreement and sets forth the terms on which the Shareholders may require Parent to register, under the Securities Act (as defined in Article I), securities of Parent owned by them.

                                    AGREEMENT

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following  terms shall have the following  meanings as used in this
Agreement:

         1.1 "Agreement" has the meaning set forth in the opening statement of this Agreement.

         1.2    "Effectiveness Period" has the meaning set forth in Section 2.1.

         1.3 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder.

         1.4 "Initial Sale Date" means the first day as of which (a) the Shelf Registration has become effective and (b) Parent has publicly disseminated, by means of a quarterly report on Form 10-Q under the Exchange Act, financial statements that include 30 days of combined operations of Personal Electronics and Parent.

         1.5      "Indemnified Party" has the meaning set forth in Section 6.3.

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         1.6      "Indemnifying Party" has the meaning set forth in Section 6.3.

         1.7      "Losses" has the meaning set forth in Section 6.1.

         1.8      "Merger Sub" has the meaning set forth in Recital A.

         1.9 "Parent" has the meaning set forth in the opening statement of this Agreement.

         1.10     "Parent Common Stock" has the meaning set forth in Recital A.

         1.11 "Person" means any individual, corporation, partnership, limited liability company, trust, organization, association, governmental body or agency.

         1.12     "Personal Electronics" has the meaning set forth in Recital A.

         1.13     "Piggyback Registration" has the meaning set forth in Section
                  3.1.

         1.14     "Pro Rata Share" has the meaning set forth in Section 6.2.

         1.15 "Registrable Securities" means any outstanding shares of Parent Common Stock held by the Shareholders on the date hereof and any securities issued or issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reclassification or other reorganization. A Registrable Security shall cease to be a Registrable Security when: (a) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such Registration Statement; (b) such security shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (c) such security shall have been otherwise transferred, new certificates for which, not bearing a legend restricting further transfer, shall have been delivered by Parent and subsequent disposition of the security shall not require registration or qualification of such security under the Securities Act or any similar state law then in force, or (d) such security shall have ceased to be outstanding.

         1.16 "Registration Expenses" means all expenses incident to Parent's performance of or compliance with this Agreement, including, all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Parent and, in the case of registration pursuant to Section 2.1 only, reasonable and customary fees and disbursements of one counsel for the Shareholders, which counsel shall be reasonably acceptable to Parent, and all independent certified public accountants, underwriters (excluding underwriting discounts, commissions spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals), and other Persons retained by Parent for the purpose of fulfilling its obligations under this Agreement.

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         1.17  "Registration  Statement"  means any  registration  statement  or comparable document under Section 5 of the Securities Act through which a public sale or disposition of Registrable Securities may be registered.

        1.18     "Reorganization Agreement" has the meaning set forth in Recital
                 A.

         1.19 "SEC" means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

         1.20 "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of promulgated thereunder.

         1.21 "Shareholder" and the "Shareholders" have the meanings set forth in the opening statement of this Agreement.

         1.22     "Shelf Registration" has the meaning set forth in Section 2.1.

         1.23.    "Subsequent Shelf Registration" has the meaning set forth in
                  Section 2.1.

                                   ARTICLE II

                               SHELF REGISTRATION

         2.1 Shelf Registration. (a) Parent shall prepare and file with the SEC, on or prior to the date 90 days following the Closing Date under the Reorganization Agreement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by holders thereof of up to 600,000 shares of the Parent Common Stock (and any securities issued or issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reclassification or other reorganization). The Shelf Registration shall be on Form S-3. If the holders of Registrable Securities so elect, an offering of Registrable Securities pursuant to the Shelf Registration may be effected in the form of an underwritten offering. In any underwritten offering, the holders of a majority of the Registrable Securities requested to be sold shall select the Managing Underwriter (subject to the consent of Parent, which consent shall not be unreasonably withheld) of such underwritten offering. Parent shall use reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as promptly as practicable (and in any case reasonable best efforts to cause the Shelf Registration to be declared effective by August 15, 1998) and keep the Shelf Registration continuously effective under the Securities Act for a period (the "Effectiveness Period") commencing on the date the Shelf Registration becomes effective and ending on the earlier of (i) the first anniversary (subject to certain extensions provided for herein) of the Initial Sale Date, or (ii) the date all Registrable Securities covered by such Registration Statement have been sold. It is understood that Parent has granted registration rights to other holders of Parent Common Stock who may elect to have such securities included in the Shelf Registration. The Effectiveness Period shall be extended past the first anniversary of the Initial Sale Date (but not

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past  the  date  on  which  all  Registrable  Securities  covered  by the  Shelf
Registration are sold) by a number of days equal to the actual number of days during the Effectiveness Period that the holders of Registrable Securities are not permitted to sell any Registrable Securities due to Parent's exercise of its rights under Section 2.3 or Section 5.1 or due to the issuance of a stop order as described in Section 2.1(b).

                  (b) If the initial Shelf Registration ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, Parent shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, Parent shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective until the end of the Effectiveness Period.

         2.2 Underwritten Offerings; Priority on Shelf Registrations. If the Shelf Registration is an underwritten offering, Parent may elect to include other securities in such registration on the same terms and conditions as the Registrable Securities to be included in such registration; provided however, if the managing underwriters advise Parent in writing that in their opinion the number of Registrable Securities and other securities to be included in the registration exceeds the number that can be sold in such offering at a price satisfactory to the holders of a majority of the Registrable Securities requested to be included in such registration, Parent will give priority for inclusion in such registration: (a) first, to the Registrable Securities requested to be included in such registration (or to such lesser number of Registrable Securities that is equal to the number that, in the opinion of the managing underwriters, can be sold, pro rata among the holders thereof based on the number of Registrable Securities owned), (b) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto;
(c) third, to the securities  Parent  proposes to include in such  registration;
(d) fourth, to the securities that Parent is otherwise obligated to include in such registration; and (e) fifth, to other securities that Parent may desire to include in such registration.

         2.3 Restrictions on Shelf Registration. Notwithstanding anything in this Article II to the contrary, if Parent shall furnish to the holders of Registrable Securities a certificate signed by the Chief Executive Officer or President of Parent stating that, in the good faith reasonable judgment of the Board of Directors of Parent, the filing or effectiveness of such Shelf
Registration would materially interfere with any financing, acquisition or reorganization involving Parent or any of its wholly-owned subsidiaries or would otherwise have a material adverse effect on Parent or the selling holders (other than the holders of the Registrable Securities under this Agreement) if undertaken at the time requested, Parent shall have the right to defer such filing or effectiveness or suspend the sale by the holders of the Registrable Securities under this Agreement for a period of not more than 90 days after the date of such certificate. Parent will not provide any such certificate to the Shareholders within 90 days of the end of any prior period during the Effectiveness Period during which the holders of Registrable Securities are not permitted to sell any Registrable Securities due to Parent's exercise of its rights under this Section
2.3 or Section 5.1.

         2.4 Expenses. Except as otherwise provided in this Article II, Parent will pay all Registration Expenses in connection with the Shelf Registration. If the Shelf Registration is an underwritten offering, all underwriting discounts, commissions spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities being offered thereby will be paid by the holders thereof pro rata based on the number of Registrable Securities that each such holder has requested be registered.

                                   ARTICLE III

                             PIGGYBACK REGISTRATION

         3.1 Right to Piggyback. Whenever Parent proposes to register any of its securities under the Securities Act (other than (a) in the Shelf Registration pursuant to Section 2.1; (b) as a registration of securities in connection with a merger, an acquisition, an exchange offer, other business combination or an employee benefit plan maintained by Parent or its subsidiaries; or (c) as a registration of securities on Form S-4 or S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Parent will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration, subject to
Section 3.3, all Registrable Securities with respect to which Parent has received written requests for Piggyback Registration within fifteen (15) days after Parent's notice is given to the holders of Registrable Securities; provided that Parent shall not be required to include any Registrable Securities in such registration unless at least 20% of the Registrable Securities then outstanding are requested to be included in such registration.

         3.2 Piggyback Expenses. Parent will pay all Registration Expenses in connection with a Piggyback Registration. In a Piggyback Registration that is an underwritten offering, all underwriting discounts, commissions spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the Registrable Securities being offered thereby will be paid by the holders thereof pro rata based on the number of Registrable Securities that each such holder has requested be registered.

         3.3 Restrictions on Piggyback Registrations. Notwithstanding anything to the contrary in this Article III: (a) if, at any time after receiving such requests and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, Parent for any reason decides not to register securities of Parent, Parent will give written notice of its decision to the holders of Registrable Securities and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration; and (b) if Parent determines for any reason to delay a Piggyback Registration, Parent may do so by giving written notice of its decision to the holders of Registrable Securities.

         3.4 Priority on Underwritten Primary Registrations. If a Piggyback Registration is an underwritten offering initiated on behalf of Parent and the managing underwriters advise Parent in writing that in their opinion the number of securities to be included in such registration exceeds the number that can be sold in such offering at a price satisfactory to Parent, Parent will give priority for inclusion in such registration: (a) first, to the securities Parent proposes to include in such registration; (b) second, to the securities, if any, requested to be included in such registration pursuant to warrants or options issued to the representatives of the underwriters with respect thereto; (c) third, securities that Parent has become, prior to the date hereof, otherwise obligated to include in such registration; (d) fourth, to the Registrable Securities requested to be included in such registration (or to such lesser number of Registrable Securities, which is equal to the number that, in the opinion of the managing underwriters, can be sold, pro rata among the holders thereof based on the number of Registrable Securities owned); and (e) fifth, to other securities that Parent may desire or be obligated to include in such registration.

         3.5 Priority on Underwritten Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Parent's securities, and the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in the registration exceeds the number that can be sold in the offering, Parent will give priority for inclusion in such registration: (a) first, to the securities requested to be included by the holders requesting such registration; (b) second, to the securities sought to be included in such registration pursuant to the warrants or options issued to the representatives of the underwriters with respect thereto; (c) third, to the Registrable Securities requested to be included in such registration (or to such lesser number of Registrable Securities, which is equal to the number that, in the opinion of the managing underwriters, can be sold, pro rata among the holders thereof based on the number of Registrable Securities owned), and (d) fourth, to other securities that Parent may desire or be obligated to include in such registration.

         3.6 Third-Party Registration Rights. This Agreement is in all cases subject to the contractual registration rights granted pursuant to (a) the Registration Rights Agreement between Parent and certain of its shareholders dated January 1994, (b) the Registration Rights Agreement between Parent and certain former shareholders of Current Electronics, Inc. dated February 24, 1997, (c) the Registration Rights Agreement between Parent and certain former shareholders of Circuit Test, Inc. dated September 30, 1997 and (d) the warrants to purchase an aggregate of 80,000 shares of Parent Common Stock held by Stephens, Inc. and Dain Bosworth Incorporated. Parent will not grant to any holder of Parent's securities any registration rights ranking senior to or on a parity with the rights granted hereunder with respect to priority upon underwritten registrations.

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

         4.1 Procedures Parent Will Follow. Except as otherwise provided herein, whenever the holders of the Registrable Securities duly request that any Registrable Securities be registered pursuant to this Agreement, Parent will use its best efforts to effect the registration of the Registrable Securities on a form available under the Securities Act for which Parent then qualifies and that counsel for Parent deems appropriate and which form is available for the sale of the Registrable Securities in accordance with the intended method of disposition, and pursuant thereto Parent will do the following as expeditiously as possible:

                  (a) Registration Statement. Except as otherwise provided herein, Parent will prepare and file with the SEC, and use its best efforts to cause to become effective, a Registration Statement with respect to the Registrable Securities Parent has been so requested to register on a form available under the Securities Act for which Parent then qualifies and that counsel for Parent deems appropriate and which form is available for the sale of the Registrable Securities in accordance with the intended method of disposition.

                  (b) Maintenance of Effectiveness. Except with respect to the Shelf Registration pursuant to Section 2.1, which will be maintained and kept effective in accordance with Article II hereof, Parent will prepare and file with the SEC such amendments and supplements to the Registration Statement and prospectus used for the sale of the Registrable Securities as may be necessary to keep the Registration Statement effective until the earlier of: (i) the date on which the sale of the Registrable Securities is completed and (ii) the date ninety (90) days after the Registration Statement with respect to the Registrable Securities becomes effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during its effectiveness in accordance with the intended methods of disposition of such securities.

                  (c) Copies of Prospectuses. Parent will furnish to the holders the number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents that the holders may reasonably request to facilitate the disposition of the Registrable Securities Parent has been so requested to register. At any time when a prospectus with respect to the Registrable Securities is required to be delivered under the Securities Act, Parent will notify the holders of the occurrence of any material change in the information contained in the prospectus included in the Registration Statement. Whenever in Parent's judgment it is necessary, Parent will prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the proposed purchasers of the Registrable Securities, the prospectus will not contain, to Parent's knowledge, any untrue statement of material fact or omit to state any fact necessary to make the statements in it not misleading, and the holders will discontinue disposition of the Registrable Securities until the holders are advised in writing by Parent that the use of the prospectus may be resumed and are furnished with a supplement or amendment to the prospectus. If Parent shall give any notice to suspend the disposition of Registrable Securities pursuant to a prospectus, Parent shall extend the period of time during which Parent is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice through and including the date the holders are advised by Parent that the use of the prospectus may be resumed or have received the copies of the supplement or amendment to the prospectus.

                  (d) Blue Sky Compliance. Parent will use its best efforts to register or qualify the Registrable Securities Parent has been so requested to register under the securities or blue sky laws of such jurisdictions within the United States of America as any holder of Registrable Securities selling Registrable Securities in connection with the registration reasonably requests, and do any and all other acts and things reasonably necessary or advisable to enable the holder to dispose of the holder's Registrable Securities in such jurisdictions; except Parent will not be required to: (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) consent to, or take any action that would subject it to, general service of process or taxation in any jurisdiction where it is not then so subject.

                  (e) Listing; Transfer Agent. Parent will use its best efforts to cause all such Registrable Securities to be listed on all securities exchanges or quoted on all automated quotation systems on which securities of the same class issued by Parent are then listed or quoted and will provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.

                  (f) Customary Agreements. In the case of an underwritten offering, Parent will enter into customary agreements, including an underwriting agreement in customary form, as the holders of a majority of the Registrable Securities being registered or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities being so registered.

                  (g) Certain Information. Parent will make available for inspection upon reasonable request by any holder of Registrable Securities being registered, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the holder or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent's officers, directors and employees to supply all information reasonably requested by the holder, underwriter, attorney, accountant or agent in connection with the Registration Statement, upon receipt by Parent of confidentiality agreements satisfactory to Parent.

                  (h) Compliance with Law. Parent will comply with all rules and regulations of the SEC and applicable state securities laws governing the manner of sale of securities in connection with the disposition of any Registrable Securities pursuant to any Registration Statement.

     (i) Stop-Orders. Parent will promptly notify all holders of Registrable Securities being registered of its receipt of: (i) any stop-order, injunction or order suspending the effectiveness of any Registration Statement covering any Registrable Securities or, to Parent's knowledge, the initiation of any proceeding for that purpose, or (ii) any notification with respect to the limitation, restriction or suspension of the offer or sale of any Registrable Securities in any jurisdiction in which the Registrable Securities were qualified to be sold or, to Parent's knowledge any proceeding for that purpose. If Parent notifies the holders of any such event, the holders will immediately discontinue all sales or other dispositions of the Registrable Securities pursuant to the Registration Statement until Parent notifies the holders that such stop-order, injunction, order, limitation, restriction or suspension has been lifted, except, unless Parent notifies the holders otherwise, if a stop-order, injunction, order, limitation, restriction or suspension issued by a state securities or blue sky administrator applies only to offers and sales in such state, the holders will immediately discontinue all sales and other disposition of the Registrable Securities in such state. Parent, with cooperation of the holders, will use its reasonable efforts to contest any such proceeding and to obtain the withdrawal of any such stop-order, injunction, order, limitation, restriction or suspension.

         4.2 Procedures Holders of Registrable Securities Will Follow. Whenever the holders of the Registrable Securities duly request that any Registrable Securities be registered pursuant to this Agreement, the holders will do the following as expeditiously as possible:

                  (a) Certain Information. The holders will provide Parent with such information and affidavits about the holders and the intended manner of disposition of the Registrable Securities and otherwise use their best efforts to cooperate with Parent and the underwriters, if any, Parent may require to satisfy any obligation of Parent under this Agreement to register the Registrable Securities under federal and state securities laws and otherwise take actions related thereto. If any holder fails to provide the information required under this Section 4.2(a), Parent may exclude such holder's Registrable Securities from the registration. The holders will notify Parent of the occurrence of any material change in the information provided by them that is contained in the prospectus included in the Registration Statement, as then in effect. Whenever in Parent's judgment it is necessary, Parent will prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the proposed purchasers of the Registrable Securities, the prospectus will not contain, to Parent's knowledge, any untrue statement of material fact or omit to state any fact necessary to make the statements in it not misleading, and the holders will discontinue disposition of the Registrable Securities until the holders are advised in writing by Parent that the use of the prospectus may be resumed and are furnished with a supplement or amendment to the prospectus. If Parent shall give any notice to suspend the disposition of Registrable Securities pursuant to a prospectus, Parent shall extend the period of time during which Parent is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice through and including the date the holders are advised by Parent that the use of the prospectus may be resumed or receive the copies of the supplement or amendment to the prospectus.

                  (b) Compliance with Law. The holders will comply with all rules and regulations of the SEC and applicable state securities laws governing the manner of sale of securities in connection with the disposition of any Registrable Securities pursuant to any Registration Statement.

                  (c) Participation in Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder: (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority (by number of shares) of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                                    ARTICLE V

                                BLACK OUT PERIODS

         5.1 Restrictions on Public Sale by Holders. Whenever Parent proposes to register any of its securities under the Securities Act in an underwritten offering (other than (a) the Shelf Registration; (b) a registration of securities in connection with a merger, an acquisition, an exchange offer, other business combination or an employee benefit plan maintained by Parent or its subsidiaries; or (c) a registration of securities on Form S-4 or S-8 or any successor or similar form) and if requested by the managing underwriters, each holder of Registrable Securities will not effect any public sale or disposition of securities of Parent the same as or similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, except as part of such registration, during the 14-day period prior to, and during the 90-day period (or, with respect to a Piggyback Registration, such longer period of up to 120 days as may reasonably be requested by such managing underwriters) beginning on the effective date of the related Registration Statement, to the extent timely notified in writing by Parent or the managing underwriters; provided that such restriction will not commence on any date that is earlier than 90 days after the end of a prior period during the Effectiveness Period during which the holders of Registrable Securities are not permitted to sell any Registrable Securities due to Parent's exercise of its rights under Section 2.3 or this Section 5.1.

         5.2 Restrictions on Public Sale by Parent and Others. If the Shelf Registration is an underwritten offering and if requested by the managing underwriters, Parent will not effect any public sale or disposition of any securities the same as or similar to those being registered by Parent, except as part of such registration, during the 14-day period prior to, and during the 90-day period beginning on the effective date of the related Registration Statement to the extent timely notified in writing by the managing underwriters. Notwithstanding anything to the contrary in the foregoing, the restrictions under this Section 5.2 shall not limit the issuance of securities of Parent, or options or warrants to purchase such securities, that Parent is required to issue pursuant to: (a) any employee stock option plan or non-employee director stock option plan in effect at the time; (b) the exercise of any outstanding options or warrants with respect to securities of Parent; or (c) the exercise of any conversion or exchange right in accordance with the terms of any other security convertible into or exchangeable for securities the same as or similar to those being registered by Parent.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 Indemnification by Parent. Parent will indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities and, if applicable, the officers and directors of the holder, and each Person who controls the holder (within the meaning of the Securities Act or the Exchange
Act) from and against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, injunction, judgment, order, decree, ruling, damage, dues, penalty, fines, costs, amounts paid in settlement, liabilities, obligations, losses, expenses and fees, including court costs and attorneys' fees and expenses (collectively, "Losses") that the holder and, if applicable, the officers and directors of the holder, and each Person who controls the holder may suffer through and after the date of the claim for indemnification caused by or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or any other federal or state governmental agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by any holder of Registrable Securities expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder and not contractually assumed by Parent to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after Parent has furnished the holder with a sufficient number of copies of the same. In connection with an underwritten offering, Parent shall indemnify the underwriters, their officers and directors, and each Person who controls the underwriters (within the meaning of the Securities Act or the Exchange Act) to the extent customary.

         6.2 Indemnification by Holders. In connection with any registration in which a holder of Registrable Securities is participating, each such holder will indemnify and hold harmless, to the extent permitted by law, Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act or the Exchange Act) from and against the holder's Pro Rata Share (as defined in this Section 6.2) of all Losses that Parent, its directors and officers and each Person who controls Parent may suffer through and after the date of the claim for indemnification caused by or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, preliminary prospectus, or other related filing with the SEC or any other federal or state governmental agency, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are caused by or contained in any information furnished in writing to Parent by any holder of Registrable Securities expressly for use therein or by any holder's failure to comply with any legal requirement applicable to such holder and not contractually assumed by Parent to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after Parent has furnished the holder with a sufficient number of copies of the same; provided that in no event shall any holder of Registrable Securities be responsible for any amount in excess of the net proceeds received by such holder in connection with the sale of Registrable Securities under such Registration Statement. For purposes of the foregoing, a holder's "Pro Rata Share" means that fraction equal to the amount of the proceeds received or to be received by the holder in connection with the registration over the total proceeds received or to be received by all holders in connection with the registration.

         6.3 Indemnification Procedure. If any Person has a claim for Losses hereunder (an "Indemnified Party"), the Indemnified Party will: (a) notify the party or parties hereto from which it is entitled to make such claim (individually, an "Indemnifying Party" and, together, the "Indemnifying Parties") of such claim, specifying the nature of the Losses and the amount or estimated amount thereof if feasible, and (b) unless in the Indemnified Party's reasonable judgment (based on written advice of counsel) a conflict of interest between the Indemnified Party and the Indemnifying Parties may exist with respect to the matter giving rise to such claim, permit the Indemnifying Party to assume and thereafter conduct the defense of the matter with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party. If the defense is so assumed, the Indemnifying Party will not be subject to any liability for any settlement made with respect to such claim by the Indemnified Party without its consent, which will not be unreasonably withheld. An Indemnifying Party who is not entitled to or elects not to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties it indemnifies with respect to such claim, unless in the reasonable judgment of any Indemnified Party (based on written advice of counsel) a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Remedies. Any Person having rights under this Agreement will be entitled to enforce them specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

         7.2 Successors and Assigns. This Agreement will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed. Any provision of this Agreement for the benefit of the holders of Registrable Securities is also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities to which the subsequent holder has been expressly assigned such rights at the time of the transfer of the Registrable Securities to him, but not otherwise.

         7.3 Term; Effect of Expiration or Termination. This Agreement shall be effective as of the date hereof, and unless earlier terminated in accordance with this Agreement, shall expire on the earliest of: (a) three years from the date of this Agreement (subject to extension for up to 90 days after the end of any period during the Effectiveness Period during which the holders of Registrable Securities are not permitted to sell any Registrable Securities due to Parent's exercise of its rights under Section 2.3 or Section 5.1 and that ends less than 90 days before such third anniversary) or (b) such time as all Registrable Securities have been sold pursuant to an effective Registration Statement under the Securities Act. Moreover, this Agreement shall terminate as to any Shareholder at such time as such Shareholder can then publicly sell all of its Registrable

Securities without registration under the Securities Act during a three-month period pursuant to Rule 144 under the Securities Act or otherwise. In the event of termination or expiration of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto, except the provisions of Article VI (Indemnification) and this
Article VII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement.

     7.4 Amendments; Modifications. This Agreement may be amended or modified in writing by Parent and the holders of a majority of the Registrable Securities at the time of such amendment or modification.

         7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                  (a)      if to Parent, to:

                           EFTC Corporation
                           9351 Grant Street, Suite 600
                           Denver, Colorado 80229
                           Attention:  Stuart W. Fuhlendorf
                           Facsimile No.:  (303) 280-8358

                  (b)      if to the Shareholders, to:

                           Personal Electronics, Inc.
                           1 Perimeter Road
                           Manchester, NH 03103
                           Attention:  Robert Monaco
                           Telephone No.: (603) 627-9556
                           Facsimile No.: (603) 624-8358

         7.6 Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

         7.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         7.8 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to the principles of conflicts of law thereof).

         7.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         7.11 Interpretation. When a reference is made in this Agreement to Articles, Recitals or Sections, such reference shall be to an Article, Recital or Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

         7.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

                           Parent:

                                                     EFTC CORPORATION,
                                                     a Colorado corporation


                                                     By:  /s/ Jack Calderon

                           Shareholders:



                                                     /s/ Raymond Marshall
                                                              Raymond Marshall


                                                     /s/ Robert Monaco
                                                              Robert Monaco